UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EAGLE HOSPITALITY PROPERTIES TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

(2)	Aggregate number of securities to which the transaction applies:

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

REMINDER OF EAGLE HOSPITALITY

2006 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 3, 2006

COVINGTON, Ky. (April 27, 2006) -- Eagle Hospitality Properties Trust, Inc. (NYSE: EHP) announced today an invitation reminder for stockholders to attend the 2006 annual meeting of stockholders to be held on May 3, 2006 at 10:00 a.m. ET at the Cincinnati Marriott Hotel, 10 West RiverCenter Blvd., Covington, Kentucky 41011.

Only stockholders of record at the close of business on March 24, 2006 will be entitled to vote at the meeting or any adjournments.

Eagle Hospitality Properties Trust, Inc. is a real estate investment trust focused on investment opportunities in the full-service and all-suite hotel industry. The Company owns 12 upper upscale full-service and all-suite hotels encompassing approximately 3,200 guest rooms with premier brands including Hilton, Embassy Suites, Marriott and Hyatt. The hotels are located in Arizona, California, Colorado, Florida, New York, Kentucky, Ohio, Illinois and Puerto Rico. More information on the Company can be found at www.eaglehospitality.com.